Exhibit 1.1
$115,000,000 AGGREGATE PRINCIPAL AMOUNT
PARKER DRILLING COMPANY
2.125% CONVERTIBLE SENIOR NOTES
DUE 2012
UNDERWRITING AGREEMENT
dated June 28, 2007
BANC OF AMERICA SECURITIES LLC
As Representative of the several Underwriters

Underwriting Agreement
June 28, 2007
BANC OF AMERICA SECURITIES LLC
     As Representative of the several Underwriters named in Schedule A
9 West 57th Street
New York, NY 10019
Ladies and Gentlemen:
     Parker Drilling Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) $115,000,000 in aggregate principal amount of its 2.125% Convertible Senior Notes due 2012 (the “Firm Notes”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional $10,000,000 in aggregate principal amount of its 2.125% Convertible Senior Notes due 2012 (the “Optional Notes” and, together with the Firm Notes, the “Notes”). Banc of America Securities LLC (“BAS”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Notes. The Notes will be unconditionally guaranteed on a senior basis (the “Subsidiary Guarantees”) by substantially all of the Company’s existing and future domestic subsidiaries as set forth in the Registration Statement and the Prospectus (each as defined below). The term Underwriters shall mean either the singular or plural as the context requires.
     The Notes will be convertible on the terms, and subject to the conditions, set forth in the indenture to be entered into among the Company, the subsidiary guarantors from time to time parties thereto (the “Guarantors”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), on the Closing Date (as defined herein) (the “Indenture”). As used herein, (i) “Conversion Shares” means the shares of common stock, par value $0.16 2/3 per share, of the Company (the “Common Stock”) to be received by the holders of the Notes upon the conversion of the Notes pursuant to the terms of the Notes and the Indenture, and (ii) “Operative Documents” means this Agreement, the Indenture (including the Subsidiary Guarantees therein) and the Notes.
     The Company hereby confirms its agreements with the Underwriters as follows:
     Section 1. Representations, Warranties and Covenants of the Company.
     A. The Company hereby represents and warrants to, and covenants with, each Underwriter as follows:

     (a) A registration statement on Form S-3 (File No. 333-144111) relating to the Notes and the Conversion Shares (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations (collectively, the “Securities Act”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you. As used in this Agreement:
     (i) “Applicable Time” means 7:00 a.m. (New York City time) on June 29, 2007;
     (ii) “Disclosure Package” means (i) the Preliminary Prospectus, as amended or supplemented, (ii) each Issuer Free Writing Prospectus, which are identified in Schedule B hereto, and (iii) any other writings that the parties expressly agree in writing to treat as part of the Disclosure Package;
     (iii) “Effective Date” means any date as of which any part of such registration statement relating to the Notes became, or is deemed to have become, effective under the Securities Act;
     (iv) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act);
     (v) “Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement;
     (vi) “Prospectus” means the final prospectus relating to the Notes that is first filed pursuant to Rule 424(b) of the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto; and
     (vii) “Registration Statement” means such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”).
Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
     (b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Notes, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date.
     (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Closing Date to the requirements of the Securities Act. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
     (d) The Registration Statement did not, as of the Effective Date, and does not, as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representative specifically for inclusion therein, which information is specified in Section 7(b).
     (e) The Prospectus did not and will not, as of its date and on the applicable Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representative specifically for inclusion therein, which information is specified in Section 7(b).
     (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) The Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representative specifically for inclusion therein, which information is specified in Section 7(b).
     (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the rules and regulations of the Commission under the Securities Act and Exchange Act. The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the rules and regulations of the Commission under the Securities Act and Exchange Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.
     (j) Each of the Company and its Significant Subsidiaries as defined by Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”) has been duly incorporated, formed or organized, as the case may be, and is validly existing as a corporation or other applicable legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation, formation or organization, is duly qualified to do business and is in good standing (to the extent such qualification exists) under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has full power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business, properties or operations of the Company and its subsidiaries, taken as a whole, or the authority or the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”). The entities listed on Schedule C attached hereto are the only Significant Subsidiaries of the Company.
     (k) All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock, ownership interests or partnership interests, as the case may be, of each Significant Subsidiary have been duly authorized and validly issued and, in the case of capital stock, are fully paid and non-assessable and (except for director’s qualifying shares, if any, or as otherwise disclosed or contemplated in the most recent Preliminary Prospectus and the Prospectus and for pledges in favor of the lenders under the credit agreement, dated as of December 20, 2004, among the Company, the several lenders from time to time parties thereto, Lehman Brothers Inc. as sole advisor, sole lead arranger and sole bookrunner, Bank of America, N.A. as syndication agent and Lehman Commercial Paper Inc., as administrative agent) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims or adverse interests.
     (l) The Company has full corporate power and authority to enter into the Operative Documents and perform its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by the Company. Each of the Guarantors has full corporate, limited liability or partnership power and authority to enter into the Operative Documents and perform its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by the Guarantors.
     (m) The Indenture has been duly authorized by the Company and each of the Guarantors and will be qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”); on the Closing Date, the Indenture will have been duly executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.
     (n) The Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, as the case may be (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Notes will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.
     (o) The Subsidiary Guarantees have been duly authorized by the Guarantors; the Subsidiary Guarantees will constitute legally valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Guarantees will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.
     (p) The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.
     (q) The execution, delivery and performance of the Operative Documents by the Company, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate the charter, by-laws or other constitutive documents of the Company or any of its subsidiaries, (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, (iv) result in the imposition or creation of (or the obligation to create or impose) a material lien, encumbrance, equity, claim or adverse interest under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound, or (v) result in the suspension, termination or revocation of any Material Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Material Authorization, other than for such conflicts, breaches, violations, defaults, suspensions, terminations, revocations or impairments that would not have a Material Adverse Effect.
     (r) No consent, approval, authorization, order, filing, registration or qualification of or with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of the Operative Documents by the Company, the consummation of the transactions contemplated hereby and thereby, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and sale of the Notes by the Underwriters.
     (s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person and to require the Company to include such securities in the securities registered pursuant to the Registration Statement.
     (t) (i) The financial statements (including the related notes) included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations, changes in financial position and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply, (ii) such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as otherwise stated in the most recent Preliminary Prospectus and the Prospectus) and (iii) the other financial information and data set forth or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements (including the related notes) and the books and records of the Company.
     (u) KPMG LLP, who have delivered the initial letter referred to in Section 5(a) hereof, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations of the Commission under the Securities Act and Exchange Act and were independent accountants as required by the Securities Act and the rules and regulations of the Commission under the Securities Act and Exchange Act since January 1, 2007.

     (v) PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company, whose reports appear or are incorporated by reference in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 5(b) hereof, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations of the Commission under the Securities Act and Exchange Act and were independent accountants as required by the Securities Act and the rules and regulations of the Commission under the Securities Act and Exchange Act during the periods covered by the financial statements on which they reported contained or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus.
     (w) Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.
     (x) Since the date as of which information is given in the most recent Preliminary Prospectus and except as may otherwise be disclosed or contemplated in the most recent Preliminary Prospectus and the Prospectus, neither the Company nor any of its Significant Subsidiaries has (i) issued or granted any securities (except for grants of options to purchase common stock pursuant to employee benefit plans and for issuances of common stock pursuant to employee benefit plans or upon exercise of options or convertible securities outstanding on such date), (ii) incurred any liability or obligation, indirect, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction or agreement not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock (except for dividends or distributions paid or made to the Company or any of its subsidiaries by their respective subsidiaries).
     (y) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in any case otherwise than (i) as set forth or contemplated in the most recent Preliminary Prospectus or (ii) that would not, individually or in the aggregate, result in a Material Adverse Effect; and, since the respective dates as of which information is given in the most recent Preliminary Prospectus, there has not been any change in the capital stock (except for issuances of common stock pursuant to employee benefit plans or upon exercise of options or convertible securities outstanding on such date) or material increase in the long-term debt of the Company or any of its subsidiaries considered as a whole or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, financial condition, properties, operations, stockholders’ equity, results of operations or business of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus.

     (z) None of the Company or any of its subsidiaries (i) is in violation of its charter, by-laws or other constitutive documents, (ii) is in default, and, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for such violations, defaults and failures which would not have a Material Adverse Effect.
     (aa) The Company and its subsidiaries have good title to all real property and personal property owned by them, in each case free and clear of all liens, encumbrances, equities or claims except such as are described or contemplated in the most recent Preliminary Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect and do not materially interfere with the use made or to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases, with no exceptions that would materially interfere with the use made or to be made of such property and buildings by the Company and its subsidiaries.
     (bb) Except as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus, each of the Company and the subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities (whether domestic or foreign) and self regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, have a Material Adverse Effect (each such Authorization, a “Material Authorization”); each Material Authorization is valid and in full force and effect and each of the Company and the subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Material Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Material Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a Material Adverse Effect.
     (cc) Except as described in the most recent Preliminary Prospectus and the Prospectus, the Company and its subsidiaries carry or are covered by insurance by recognized, financially sound and reputable institutions in such amounts and covering such risks as is customary for companies engaged in similar businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, wind and earthquakes. In the Company’s judgment, such insurance insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses. The Company and its subsidiaries are in compliance with the term of such policies and instruments in all material respects. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.
     (dd) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of infringement of or conflict with asserted rights of others with respect to, any of such intellectual property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     (ee) Except as set forth in the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that if determined adversely to the Company and its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.
     (ff) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (gg) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (hh) Each “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), as to which the Company or any of its subsidiaries is the plan sponsor, is in compliance in all material respects with all applicable provisions of ERISA and the U.S. Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), each such “employee benefit plan” has been established and administered in all material respects in accordance with its terms and each of the Company and its subsidiaries is in compliance in all material respects with its obligations under ERISA and the Code with respect to each such “employee benefit plan;” no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred with respect to any “employee benefit plan” for which the Company or any of its subsidiaries is the plan sponsor, except as would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and its subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or complete or partial withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971 or 4975 of the Code; and each “employee benefit plan” for which the Company or any of its subsidiaries is the plan sponsor that is intended to be qualified under Section 401(a) of the Code is so qualified in all respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not, individually or in the aggregate, result in a Material Adverse Effect.
     (ii) Each of the Company and its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof other than such returns for which the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect and has paid all taxes shown to be due thereon, except those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both (i) and (ii), adequate reserves have been established on the books and records of the Company or its subsidiaries in accordance with generally accepted accounting principles. Except as disclosed or contemplated in the most recent Preliminary Prospectus and the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.
     (jj) Except as disclosed or contemplated in the most recent Preliminary Prospectus and the Prospectus, there has been no violation by the Company or any of its subsidiaries of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit relating to the protection of natural resources, human health or the environment (“Environmental Law”) or storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes, hazardous substances or any other material that is regulated under, or that could result in the imposition of liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum and petroleum products (collectively, “Hazardous Substances”), by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned, leased or operated by the Company or its subsidiaries in violation of any Environmental Law or which would require remedial action under any Environmental Law or which would otherwise result in liability under any Environmental Law, except for any violation, remedial action or liability which would not have, individually or in the aggregate with all such violations, remedial actions and liabilities, a Material Adverse Effect; except as disclosed or contemplated in the most recent Preliminary Prospectus and the Prospectus, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any Hazardous Substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumping and releases, a Material Adverse Effect; except as disclosed in the most recent Preliminary Prospectus and the Prospectus, there is no claim by any governmental agency or body against the Company or any of its subsidiaries under any Environmental Law that the Company believes may result in a fine or other monetary sanction of $100,000 or more; and except as disclosed in the most recent Preliminary Prospectus and the Prospectus, no material expenditures by the Company or any of its subsidiaries are anticipated in order to maintain compliance with any Environmental Law.
     (kk) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.
     (ll) There are no material contracts that would be required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference that that have not been so described therein.
     (mm) Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, no material relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its subsidiaries, on the other hand, which would be required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described therein.
     (nn) The industry data and estimates included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable or represent the Company’s good faith estimates based on data derived from such sources.
     (oo) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the most recent Preliminary Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (pp) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, by others within those entities; (B) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal quarter; and (C) are effective in all material respects to perform the functions for which they were established.

     (ii) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
     (iii) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (iv) There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”).
     (v) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (qq) Except as disclosed or contemplated in the most recent Preliminary Prospectus and the Prospectus and except with respect to AralParker CJSC (Kazakhstan), ParkerSMNG Drilling Limited Liability Company and SaiPar Drilling Company B.V., none of the Company’s subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (rr) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
     (ss) The Company has not sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.
     (tt) Neither the Company nor any subsidiary is, and as of the applicable Closing Date and, after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).
     (uu) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (vv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ww) The Company has not distributed and, prior to the later to occur of any Closing Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(i).
     (xx) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Notes that have not been paid.
     (yy) The statements in the Disclosure Package and the Prospectus under the heading, “Business—Environmental Considerations,” “Description of Notes,” “Description of the Convertible Bond Hedge and Warrant Transactions,” “Description of Our Capital Stock,” “Certain U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.
     (zz) The Company’s ratios of earnings to fixed charges set forth in the most recent Preliminary Prospectus and the Prospectus and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.
     (aaa) The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure

Package and the Prospectus or upon exercise of outstanding options, warrants, or rights described in the Disclosure Package and the Prospectus, as the case may be). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Significant Subsidiaries other than those described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents and summarizes such plans, arrangements, options and rights.
     (bbb) Except as disclosed or contemplated in the most recent Preliminary Prospectus and the Prospectus, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
     Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.
     Section 2. Purchase, Sale and Delivery of the Notes
     (a) The Firm Notes. The Company agrees to issue and sell to the several Underwriters the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth opposite their names on Schedule A at a purchase price of 97.5% of the aggregate principal amount thereof.
     (b) The Closing Date. Delivery of the Firm Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m., New York City time, on July 5, 2007, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).
     (c) The Optional Notes; any Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to $10,000,000 aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Underwriters for the Firm Notes. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representative. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than 10 business days after the date of such notice. If any Optional Notes are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amount as the Representative may determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule A opposite the name of such Underwriter bears to the total principal amount of Firm Notes.
     (d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes the Underwriters have agreed to purchase. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     (e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters the Firm Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the

Representative for the accounts of the several Underwriters, the Optional Notes the Underwriters have agreed to purchase at the Closing Date or any Subsequent Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     Section 3. Covenants of the Company
     The Company covenants and agrees with each Underwriter as follows:
     (a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, subject to Section 3(e) hereof, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects.
     (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the date and time that this Agreement is executed and delivered by the parties hereto, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its reasonable best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its reasonable best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall (i) comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and (ii) use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

     (c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
     (d) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.
     (e) Permitted Free Writing Prospectuses. The Company represents that unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (f) Copies of the Registration Statement, the Prospectus and Any Amendments and Supplements to the Prospectus. The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus, the Prospectus and any amendment and supplement thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representative may reasonably request.
     (g) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.
     (i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.
     (j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.
     (k) DTC. The Company will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.
     (l) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and, as applicable, the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.
     (m) Available Conversion Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares.
     (n) Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.
     (o) Listing of Conversion Shares. The Company will use its best efforts to list, subject to notice of issuance, the Conversion Shares on the New York Stock Exchange.
     (p) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus,

the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Notes); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Disclosure Package and the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 90-day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of the BAS).
     (q) Compliance with Applicable Law. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (r) Future Reports to Stockholders. To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.
     (s) Future Reports to the Representative. During the period of five years after the Closing Date the Company will furnish to the Representative at 9 West 57th Street, New York, NY 10022, Attention: Equity-Linked Capital Markets (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock, in each case to the extent not filed and available on EDGAR.
     (t) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

     (u) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.
     (v) Written Information Concerning the Offering. Without the prior written consent of the Representative, the Company will not give to any prospective purchaser of the Notes or any other person not in its employ any written information concerning the offering of the Notes other than the Disclosure Package, the Prospectus or any other offering materials prepared by or with the prior consent of the Representative.
     (w) Company to Provide Interim Financial Statements and Other Information. Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Disclosure Package and the Prospectus.
     (x) Lock-Up Agreements. The Company will enforce all agreements between the Company and any of its security holders to be entered into pursuant to this agreement that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements.
     (y) Final Term Sheet. The Company will prepare a final term sheet, containing solely a description of the Notes and the offering thereof, in the form approved by you and attached as Schedule B hereto.
     Section 4. Payment of Expenses
     (a) The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture and all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement (but excluding legal fees and disbursements of Underwriters’ counsel incurred in connection with any of the foregoing that are covered by the last sentence of this Section 4), (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Notes, if applicable, (viii) the fees and expenses associated with listing the Conversion Shares on the New York Stock Exchange, (ix) the expenses of the Company and the Underwriters in connection with the marketing and offering of the Notes, including all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Notes and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     Section 5. Conditions of the Obligations of the Underwriters
     The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, shall be subject to the accuracy of the representations, warranties and agreements on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Notes, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) KPMG Comfort Letter. On the date hereof, the Representative shall have received from KPMG LLP, an independent registered public accounting firm with respect to the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A-1.
     (b) PricewaterhouseCoopers Comfort Letter. On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, an independent registered public accounting firm with respect to the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A-2.
     (c) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date.
     (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A under the Securities Act, and such post-effective amendment shall have become effective;
     (ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 under the Securities Act;

     (iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and
     (iv) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
     (d) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:
     (i) in the judgment of the Representative there shall not have occurred any Material Adverse Change;
     (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package and the Prospectus; and
     (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (e) Opinions of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Bracewell & Giuliani LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B, the favorable opinion of Ronald C. Potter, general counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C, the favorable opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., special Louisiana counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit D, and the favorable opinion of Kummer Kaempfer Bonner Renshaw & Ferrario, special Nevada counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit E.
     (f) Opinion of Counsel for the Underwriters. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representative, with respect to the issuance and sale of the Notes, the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) Officers’ Certificate. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, including the Preliminary Prospectus, the Prospectus, any amendments or supplements thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsection (c) and (d)(iii) of this Section 5, and further to the effect that:
     (i) for the period from and after the date of this Agreement and prior to such Closing Date or Subsequent Closing Date, as the case may be, there has not occurred any Material Adverse Change;
     (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date or Subsequent Closing Date, as the case may be, with the same force and effect as though expressly made on and as of such Closing Date or Subsequent Closing Date, as the case may be; and
     (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Subsequent Closing Date.
     (h) KPMG Bring-down Comfort Letter. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received from KPMG LLP, an independent registered public accounting firm with respect to the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.
     (i) PricewaterhouseCoopers Bring-down Comfort Letter. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received from PricewaterhouseCoopers LLP, an independent registered public accounting firm with respect to the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.
     (j) Lock-Up Agreements from Officers and Directors of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Schedule D hereto from each officer and director set forth in Schedule E hereto, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

     (k) Listing Approval. The Company shall have caused the Conversion Shares to be approved for listing, subject to issuance, on the New York Stock Exchange.
     (l) Indenture. The Company and the Trustee shall have executed and delivered the Indenture (in form and substance satisfactory to the Underwriters), and the Indenture shall be in full force and effect.
     (m) Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Notes, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7, Section 8 and Section 12 shall at all times be effective and shall survive such termination.
     Section 6. Reimbursement of Underwriters’ Expenses
     If this Agreement is terminated by the Representative pursuant to Section 5, Section 9 or Section 10, or if the sale to the Underwriters of the Notes on the Closing Date or any Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     Section 7. Indemnification
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any

Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the information described as such in Section 7(b) hereof. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have to any Underwriter or to any director, officer, employee, agent or controlling person of such Underwriter.
     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representative, no behalf of the Underwriters, has furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show are the statements set forth (i) in the third paragraph under the caption

“Underwriting” relating to selling concessions, (ii) in the first and second paragraphs under the caption “Underwriting—Stabilization” and (iii) in the paragraph under the caption “Underwriting—Online Offering” in the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by BAS in the case of Section 7(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by

Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     Section 8. Contribution
     If the indemnification provided for in Section 7 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8.
     Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.
     Section 9. Default of One or More of the Several Underwriters
     If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Notes set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by BAS with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to BAS and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination. In any such case either BAS or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this

Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 10. Termination of this Agreement
     On or prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company.
     Section 11. No Advisory or Fiduciary Responsibility
     The Company and the Guarantors acknowledge and agree that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Guarantors is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors on other matters) and no Underwriter has any obligation to the Company and the Guarantors with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Guarantors may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
     Section 12. Research Analyst Independence
     The Company and the Guarantors acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the Guarantors and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Guarantors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Underwriters’ investment banking divisions. The Company and the Guarantors acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     Section 13. Representations and Indemnities to Survive Delivery
     The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers, of the Guarantors, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of (A) any investigation, or statement as to the result hereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling any Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, the Guarantors, the officers or employees of the Guarantors, or any person controlling the Guarantors, as the case may be, or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

     Section 14. Notices
     All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Representative:
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Facsimile: (212) 933-2217
Attention: Syndicate Department
     with a copy to:
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Facsimile: (212) 457-3745
Attention: ECM Legal
     If to the Company or any Guarantor:
Parker Drilling Company
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
Facsimile: (281) 406-2331
Attention: Chief Financial Officer
     with a copy to (which copy shall not constitute notice):
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
Facsimile: (713) 437-5370
Attention: William S. Anderson, Esq.
Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 15. Successors and Assigns
     This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Guarantors, their directors, any person who controls the Guarantors within the meaning of the Securities Act or the Exchange Act and any officer of the Guarantors who signs the Registration Statement, (iii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from any of the several Underwriters merely because of such purchase.
     Section 16. Partial Unenforceability
     The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 17. Governing Law Provisions
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     Section 18. General Provisions
     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

PARKER DRILLING COMPANY

By:	/s/ W. Kirk Brassfield

	Name:	W. Kirk Brassfield
	Title:	Senior Vice President and Chief Financial Officer

ANACHORETA, INC
CANADIAN RIG LEASING, INC.
CHOCTAW INTERNATIONAL RIG CORP.
CREEK INTERNATIONAL RIG CORP.
DGH, INC.
INDOCORP OF OKLAHOMA, INC.
PARDRIL, INC.
PARKER AVIATION, INC.
PARKER DRILLEX, LLC
PARKER DRILLING COMPANY EASTERN
    HEMISPHERE, LTD.
PARKER DRILLING COMPANY INTERNATIONAL
    LIMITED
PARKER DRILLING COMPANY LIMITED LLC
PARKER DRILLING COMPANY NORTH AMERICA,
    INC.
PARKER DRILLING COMPANY OF ARGENTINA,
    INC.
PARKER DRILLING COMPANY OF BOLIVIA, INC.
PARKER DRILLING COMPANY OF MEXICO, LLC
PARKER DRILLING COMPANY OF NIGER
PARKER DRILLING COMPANY OF OKLAHOMA,
    INCORPORATED
PARKER DRILLING COMPANY OF SOUTH
    AMERICA, INC.
PARKER DRILLING COMPANY EURASIA, INC.

PARKER DRILLING OFFSHORE CORPORATION PARKER DRILLING OFFSHORE USA, L.L.C.
PARKER DRILLING PACIFIC RIM, INC.
PARKER NORTH AMERICA OPERATIONS, INC.
PARKER TECHNOLOGY, INC.
PARKER TECHNOLOGY, L.L.C.
PARKER TOOLS, LLC
PARKER USA DRILLING COMPANY
PARKER USA RESOURCES, LLC
PARKER-VSE, INC.
QUAIL USA, LLC
SELECTIVE DRILLING CORPORATION
UNIVERSAL RIG SERVICE LLC

By:	/s/ David W. Tucker

	Name:	David W. Tucker
	Title:	Vice President and Treasurer

PARKER DRILLING (KAZAKSTAN), LLC

By:	PD Dutch Holdings C.V., its sole member
	By:	Parker 5272, LLC, its sole member
		By:	PD International Holdings C.V., its sole member
			By:	Parker Rigsource, LLC, its managing general partner
				By:	Parker Drilling Pacific Rim, Inc., its sole member

					By:	/s/ David W. Tucker

Name: David W. Tucker
Title: Vice President and Treasurer

PARKER DRILLING COMPANY INTERNATIONAL, LLC

By:	PD Dutch Holdings C.V., its sole member
	By:	Parker 5272, LLC, its sole member
		By:	PD International Holdings C.V., its sole member
			By:	Parker Rigsource, LLC, its managing general partner
				By:	Parker Drilling Pacific Rim, Inc., its sole member

					By:	/s/ David W. Tucker

Name: David W. Tucker Title: Vice President and Treasurer

PARKER DRILLING COMPANY OF NEW GUINEA, LLC

By:	PD Selective Holdings C.V., its sole member
	By:	Parker 3source, LLC, its general partner
		By:	PD Offshore Holdings C.V., its sole member
			By:	Parker Drillserv, LLC, its managing general partner
				By:	Parker Drilling Eurasia, Inc., its sole member

					By:	/s/ David W. Tucker

Name: David W. Tucker
Title: Vice President and Treasurer

PARKER DRILLING COMPANY OF SINGAPORE, LLC

By:	PD Selective Holdings C.V., its sole member
	By:	Parker 3source, LLC, its general partner
		By:	PD Offshore Holdings C.V., its sole member
			By:	Parker Drillserv, LLC, its managing general partner
				By:	Parker Drilling Eurasia, Inc., its sole member

					By:	/s/ David W. Tucker

Name: David W. Tucker
Title: Vice President and Treasurer

PARKER DRILLING MANAGEMENT SERVICES, INC.

By:	/s/ David W. Tucker

	Name:	David W. Tucker
	Title:	President

PARKER DRILLSERV, LLC
PARKER DRILLTECH, LLC
PARKER RIGSOURCE, LLC

By:	/s/ Steven L. Carmichael

	Name:	Steven L. Carmichael
	Title:	Vice President and Secretary

PARKER INTEX, LLC

By:	/s/ Steven P. Granger

	Name:	Steven P. Granger
	Title:	Vice President and Treasurer

PARKER OFFSHORE RESOURCES, L.P.

By:	Parker Drilling Management Services,
Inc., its general partner

	By:	/s/ David W. Tucker

		Name:	David W. Tucker
		Title:	President

PD MANAGEMENT RESOURCES, L.P.

By:	Parker Drilling Management Services,
Inc., its general partner

	By:	/s/ David W. Tucker

		Name:	David W. Tucker
		Title:	Vice President and Treasurer

QUAIL TOOLS, L.P.

By:	Quail USA, LLC, its general partner

	By:	/s/ David W. Tucker

		Name:	David W. Tucker
		Title:	Vice President and Treasurer
     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

BANC OF AMERICA SECURITIES LLC

Acting as Representative of the
several Underwriters named in
the attached Schedule A.

By:	/s/ Thomas Morrison

Name: Thomas Morrison
Title: Managing Director – Head of Equity Syndicate

SCHEDULE A

Aggregate Principal
Amount of Firm Notes
Underwriters	to be Purchased
Banc of America Securities LLC	$69,000,000
Deutsche Bank Securities Inc.	34,500,000
Lehman Brothers Inc.	11,500,000

Total	$115,000,000

A-1

SCHEDULE B
ISSUER FREE WRITING PROSPECTUS
SUPPLEMENTING PRELIMINARY PROSPECTUS DATED JUNE 28, 2007
Filed pursuant to Rule 433
Registration Number: 333-144111
Dated June 28, 2007

Issuer:	Parker Drilling Company (NYSE symbol: PKD)

Title of securities:	2.125% Convertible Senior Notes due 2012

Issue price:	100%

Aggregate principal amount offered:	$115,000,000

Option to purchase additional notes:	$10,000,000

Maturity:	July 15, 2012, unless earlier converted, redeemed or repurchased

Annual interest rate:	2.125% per annum, accruing from settlement date

Interest payment dates:	January 15 and July 15 of each year, beginning January 15, 2008

NYSE closing price on June 28, 2007:	$10.45

Conversion rights:	Holders may elect to convert the notes subject to the terms and upon satisfaction of one or more of the conditions described in the preliminary prospectus, including at any time on or after April 15, 2012 until the close of business on the second business day immediately preceding the maturity date

Initial conversion price:	Approximately $13.85 per share of common stock, subject to adjustment

Initial conversion rate:	72.2217 shares of common stock per $1,000 principal amount of notes, subject to adjustment

Use of proceeds:	The Company intends to apply the net proceeds from the offering for the following uses: (i) approximately $10.3 million (and additional proceeds if the underwriters exercise their over-

allotment option to purchase additional notes) to pay the net cost of the convertible note hedge and warrant transactions; (ii) approximately $101.0 million, together with available cash, as necessary, to redeem all of the outstanding $100.0 million aggregate principal amount of the Company’s senior floating rate notes due 2010 at a redemption price of 101% of the principal amount thereof in September 2007; and (iii) any remaining proceeds for general corporate purposes.

Pending these uses, the Company intends to invest the net proceeds in short-term, investment grade, interest-bearing securities.

Trade date:	June 28, 2007

Settlement date:	July 5, 2007

CUSIP:	701081AR2

Adjustment to conversion rate upon a fundamental change:	If a fundamental change occurs prior to the maturity date and a holder elects to convert its notes in connection with such transaction, and unless the Company elects to adjust the applicable conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving entity, as described under “Description of Notes—Conversion After a Public Acquirer Fundamental Change,” the Company will deliver a number of additional shares for the notes surrendered for conversion in connection with the fundamental change as described in the prospectus.

The following table sets forth the stock price, effective date and number of additional shares per $1,000 principal amount of notes as described more fully under “Description of Notes—Additional Shares”:
Stock Price

Effective Date
	$10.45	$12.00	$13.85	$15.00	$17.50	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00
June 28, 2007	23.4720	17.6450	12.9696	10.8916	7.7269	5.6833	3.3863	2.1966	1.5069	1.0708	0.5703	0.3050
July 15, 2008	23.4720	17.0366	12.1754	10.0383	6.8583	4.9033	2.7743	1.7460	1.1754	0.8258	0.4337	0.2278
July 15, 2009	23.4720	16.2991	11.1631	8.9583	5.7932	3.9368	2.0783	1.2540	0.8326	0.5823	0.3049	0.1566
July 15, 2010	23.4720	15.1866	9.7061	7.4250	4.3486	2.6948	1.2503	0.7216	0.4783	0.3408	0.1837	0.0936
July 15, 2011	23.4720	13.4433	7.3090	4.9850	2.2012	1.0383	0.3447	0.1970	0.1412	0.1073	0.0609	0.0300
July 15, 2012	23.4720	11.1116	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Notwithstanding the foregoing, in no event will the maximum conversion rate exceed 95.6937 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rate Adjustments.”

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•     if the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

• if the stock price is in excess of $60.00 per share (subject to adjustment), no additional shares will be added to the conversion rate; and

• if the stock price is less than $10.45 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Adjustment to conversion rate upon a specified accounting change:	If the Company chooses to redeem the notes upon a specified accounting change, as described under “Description of Notes—Optional Redemption upon a Specified Accounting Change,” and a holder chooses to convert such holder’s notes as described under “Description of Notes—Conversion in Connection with a Redemption upon a Specified Accounting Change,” the Company will pay, to the extent described below, a make whole premium in the form of an increase in applicable conversion rate, if the holder converts its notes between the date the Company gives notice of the redemption and the day prior to the redemption date. Any make whole premium will have the effect of increasing the amount of cash or shares otherwise due to holders of notes upon conversion as described under “Description of Notes—Conversion Rights—General.” The increase in the applicable conversion rate will be equal to the sum of (A) the number of shares indicated in the table above where the applicable “effective date” is the proposed redemption date and the applicable “stock price” is the average of the closing prices of the Company’s common stock for each of the ten trading days ending the third trading day prior to the redemption date, referred to as the Average Price, and (B) an additional number of shares of common stock equal to $20 per $1,000 principal of notes divided by the Average Price.

Notwithstanding the foregoing, in no event will the maximum conversion rate exceed 95.6937 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rate Adjustments.”

To the extent the Average Price is not one of the stock prices and/or the proposed redemption date is not one of the effective dates set forth on the table under “Description of Notes—Additional Shares,” relevant adjustments shall be made in the same manner as indicated in the paragraphs beneath the table under “Description of Notes—Additional Shares.”
This communication is intended for the sole use of the person to whom it is provided by the sender.
A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-294-1322 or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE C
List of Significant Subsidiaries
Parker Drilling Company of Oklahoma, Incorporated
Parker-VSE, Inc
Parker Drilling Company International Limited
Parker North America Operations, Inc.
Universal Rig Service LLC
Parker Drilling Offshore Corporation

C-1

SCHEDULE D
June 28, 2007
Banc of America Securities LLC
     As Representative of the several Underwriters
9 West 57th Street
New York, NY 10019
Re:   Parker Drilling Company (the “Company”)
Ladies and Gentlemen:
     The Company proposes to carry out a public offering (the “Offering”) of Convertible Senior Notes due 2012 (the “Notes”) for which you will act as the representative of the underwriters. The Notes will be convertible into the Company’s common stock, par value $0.16 2/3 per share (the “Common Stock”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to, without the prior written consent of Banc of America Securities LLC (“BAS”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 45 days after the date of the Prospectus (the “Lock-Up Period”). In addition, the undersigned agrees that, without the prior written consent of BAS, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, the restrictions in this paragraph will not

D-1

prohibit sales of or offers to sell Common Stock made pursuant to a 10b5-1 plan of the undersigned in existence as of the date hereof.
     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.
     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

(Signature)

(Printed Name)

(Address)

D-2

SCHEDULE E
PERSONS DELIVERING LOCK-UP AGREEMENTS
Directors
Robert L. Parker Jr.
George T. Donnelly
John W. Gibson, Jr.
Robert W. Goldman
Robert E. McKee III
Roger B. Plank
R. Rudolph Reinfrank
James W. Whalen
Officers
Robert L. Parker Jr.
W. Kirk Brassfield
Lynn G. Cullom
Michael D. Drennon
Denis Graham
David C. Mannon
Ronald C. Potter
David W. Tucker

E-1

EXHIBIT A-1
[Form of Comfort Letter of KPMG LLP]

Exhibit A-1-1

EXHIBIT A-2
[Form of Comfort Letter of PricewaterhouseCoopers LLP]

Exhibit A-2-1

EXHIBIT B
[Form of Opinion of Bracewell & Guiliani LLP]

Exhibit B-1

EXHIBIT C
[Form of Opinion of Ronald C. Potter]

Exhibit C-1

EXHIBIT D
[Form of Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.]

Exhibit D-1

EXHIBIT E
[Form of Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario]

Exhibit E-1